UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Air T, Inc.	Air T Funding
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Delaware	Delaware
(State of Incorporation or organization)	(State of Incorporation or organization)

52-1206400	83-6651478
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

5930 Balsom Ridge Road	5930 Balsom Ridge Road
Denver, North Carolina	Denver, North Carolina
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

28037	28037
(Zip Code)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Air T Funding 8% Cumulative Capital Securities	NASDAQ Global Market
(also known as Alpha Income Trust Preferred Securities)
(and the Guarantee by Air T, Inc. with respect thereto)

Air T Funding Warrants	NASDAQ Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-228485, 333-228485-01 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1.  Description of Registrant’s Securities to be Registered.

*8% Cumulative Capital Securities (also known as Alpha Income Trust Preferred Securities)

The information relating to the 8% Cumulative Capital Securities of Air T Funding (the “Trust”) and Air T, Inc. (the “Company”) (the Trust and the Company are referred to herein as the “Registrants”) required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions “Description of Capital Securities,” “Description of the Guarantee,” “Description of the Junior Subordinated Debentures,” and “Relationship among the Capital Securities, the Junior Subordinated Debentures and the Guarantee” in the prospectus included in the Registration Statement on Form S-1 (Registration No.’s 333-228485 and 333-228485-01) filed with the Commission on November 20, 2018, as amended by amendments on Form S-1/A filed with the Commission on January 22, 2019 and May 28, 2019 (collectively, the “Registration Statement”), and a Prospectus Supplement that is expected to be filed pursuant to Rule 424(b) under the Securities Act of 1933, each of which are deemed to be incorporated by reference herein.

*Warrants to purchase 8% Cumulative Capital Securities

The information relating to the Warrants of the Registrants required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions “Plan of Distribution” and “Description of Warrants” in the prospectus included in the Registration Statement.

Item 2. Exhibits.

4.1	Form of Capital Security Certificate (included as part of Exhibit 4.2 to the Registration Statement)

4.2	Form of Junior Subordinated Debenture (included as part of Exhibit 4.6 to the Registration Statement)

4.3	Interim Trust Agreement of Air T, Inc., as Depositor, Delaware Trust Company, as Delaware Trustee and the individual Operating Trustees (included as Exhibit 4.11 to the Registration Statement)

4.4

Form of Amended and Restated Trust Agreement of Air T, Inc., as Depositor, Delaware Trust Company, as Property Trustee, Delaware Trust Company, as Delaware Trustee and the individual Administrative Trustees (included as Exhibit 4.10 to the Registration Statement)

4.5	Form of Junior Subordinated Indenture between the Company and Delaware Trust Company, as Property Trustee (incorporated by reference to Exhibit 4.7 to the Registration Statement)

4.6	Form of Capital Securities Guarantee Agreement between the Company and Delaware Trust Company, as Guarantee Trustee, (included as Exhibit 4.3 to the Registration Statement)

4.7	Certificate of Interim Trust of Air T Funding (incorporated by reference to Exhibit 4.14 to the Registration Statement)

4.8	Form of Certificate of Trust of Air T Funding (incorporated by reference to Exhibit 4.13 to the Registration Statement)

4.9	Form of Warrant (incorporated by reference to Exhibit 4.8 to the Registration Statement)

4.10	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.11 to the Registration Statement)

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: June 4, 2019

AIR T, INC.

By:	/s/ Nick Swenson
Nick Swenson, Chief Executive Officer

AIR T FUNDING

By:	AIR T, INC., as Depositor

By:	/s/ Nick Swenson
Nick Swenson, Chief Executive Officer